(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 140 to the Registration Statement of Voya Investors Trust (Form N-1A No. 033-23512) of our reports dated February 12, 2021 on the financial statements and financial highlights of VY® Clarion Global Real Estate Portfolio, VY® JPMorgan Emerging Markets Equity Portfolio and Voya Limited Maturity Bond Portfolio and our reports dated February 24, 2021 on the financial statements and financial highlights of Voya Government Liquid Assets Portfolio, VY® Invesco Growth and Income Portfolio, VY® Morgan Stanley Global Franchise Portfolio, VY® T. Rowe Price Capital Appreciation Portfolio, VY® T. Rowe Price Equity Income Portfolio, VY® T. Rowe Price International Stock Portfolio, Voya Balanced Income Portfolio, Voya High Yield Portfolio, Voya Large Cap Growth Portfolio, Voya Large Cap Value Portfolio, Voya U.S. Stock Index Portfolio, Voya Retirement Conservative Portfolio, Voya Retirement Growth Portfolio, Voya Retirement Moderate Growth Portfolio, Voya Retirement Moderate Portfolio, VY® Clarion Real Estate Portfolio, VY® JPMorgan Small Cap Core Equity Portfolio, VY® BlackRock Inflation Protected Bond Portfolio, and Voya Global Perspectives® Portfolio (the "Funds") included in the Funds' annual report for the fiscal year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 26, 2021